STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of this 24th day of April, 2009 (the “Effective Date”) by and among Tree Top Industries, Inc., a Nevada corporation (the “Company”), BioEnergy Applied Technologies, LLC, a Nevada corporation (“BAT”) and each of the shareholders of BAT listed on Section 1.1(a)(i)-(ii) (collectively, the “Shareholders” and together with BAT and the Company, individually a “Party” and collectively, the “Parties”).

WHEREAS: BAT is the originator and incubator of environmentally friendly technologies useful in the areas of energetic materials, chemicals and chemical processes, gasification, and the safe and novel destruction of biological and other hazardous wastes;

WHEREAS: the Shareholders are interested in transferring all of the outstanding common stock of BAT (the “BAT Stock”) to the Company;

WHEREAS: the Company is willing to undertake a common stock exchange with the Shareholders; and

WHEREAS: the Company has agreed to use its best efforts to raise capital on behalf of BAT and the Shareholders desire that the Company perform such services for BAT.

NOW THEREFORE, in consideration of the mutual promises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.        EXCHANGE OF BAT STOCK.

1.1           Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Shareholders will sell, convey, transfer and assign to the Company, and the Company will accept from the Shareholders all right, title and interest in and to the BAT Stock, which BAT Stock are held as follows:

(i)                 850 shares of BAT Stock are held by BioEnergy System Management, LLC., a corporation owned/controlled by Dr. Fortunato Villamagna.
(ii)                 850 shares of BAT Stock are held by Wimase Limited, a corporation owned/controlled by David P. Taylor.
(iii) 300 Shares of BAT Stock are held by Energetic Systems Inc., LLC., a corporation owned/controlled by Dr. Villamagna and David Taylor.

   1.2                      Due Diligence Review.  The Company shall have a period of time commencing upon the Effective Date and ending at 5:00 P.M. ten (10) business days thereafter to review such business, legal and accounting due diligence matters, in such manner as the Company may deem necessary or appropriate, associated with BAT and its affiliates, including, but not limited to the adequacy of the valuation of BAT provided by Dr. Fortunato Villamagna.  The Shareholders shall have an equal right of due diligence, as pertaining to the Company.

1.3         Closing Date. The closing (“Closing”) shall occur on or before May __, 2009 and shall be on a date reasonably agreed upon by the parties hereto after the conditions set forth in Section 6 below have been met or have been waived in writing by the applicable party (the “Closing Date”).

1.4          Exchange Rate.  The exchange rate shall be 2,000 shares of common stock of the Company, par value $.001 per share (the “Common Stock”), per each share of BAT Stock, which equals 3,500,000 shares of Common Stock (the “Shareholder Common Stock”).

1.5          Escrow.  At Closing, the Shareholder Common Stock shall be placed into an escrow account for a period of eighteen (18) months, pursuant to an escrow agreement to be reasonably agreed to by the Parties (the “Escrow Agreement”).  The Escrow Agreement shall include a provision which provides for a return to the Company of some or all Shareholder Common Stock in the event BAT incurs any liability, lien, tax, compensation, or similar charge, related to any period prior to the Closing Date. Furthermore, if a liability, lien, tax, compensation, or similar charge, related to any period prior to the Closing Date, is discovered after the termination of the Escrow Agreement, the Company may place a direct lien on the aggregate shares of Shareholder Common Stock, pro rata, which shall be of a value equal to such liability, lien, tax, compensation, or similar charge.

1.6          Voting.   For a period of two (2) years from the Closing Date, the voting rights pertaining to such Shareholder Common Stock (the “Voting Rights”) shall be vested in Dr. Fortunato Villamagna.  In the event Dr. Villamagna is unable or unwilling to exercise the Voting Rights, the Voting Rights shall automatically be transferred to the Secretary of the Company, or to his or her assignee.  The above shall be governed by a voting agreement to be reasonably agreed to by the Parties (the “Voting Agreement”).

1.7          Discount.  The Shareholders are hereby granted the right to purchase additional shares of Common Stock (which shall have the restrictions on resale described in Section 2.1 below) under the following terms:

(a)                   For sixty (60) calendar days following the Closing Date the additional shares may be purchased by the Shareholders at a price per share equal to seventy percent (70%) of the average closing price of the Common Stock for the previous five (5) business days; and

(b)                   For sixty (60) calendar days following the period covered in Section 1.7(a) the additional shares may be purchased by the Shareholders at a price per share equal to eighty percent (80%) of the average closing price of the Common Stock for the previous five (5) business days.

1.8          Dilution.  The Shareholder’s ownership interest in the Company shall not be diluted by any action of the Board of Directors which a reasonable person would find indicative of an action made without sound business judgment.

SECTION 2.        RESALE OF SHAREHOLDER COMMON STOCK.

2.1            Restrictions on Resale.  The Shareholder Common Stock shall be restricted from trading for two (2) years following the Closing, as is the Company’s practice in the issuance of Common Stock as consideration in a transaction or as compensation for services performed.  Notwithstanding the foregoing, the Shareholders may transfer the Shareholder Common Stock to: (a) any of such Shareholder’s spouse or lineal descendants, heirs, executors or legal representatives or trusts for the benefit of such Shareholder and (b) to any Affiliate of such Shareholder, provided in each instance that such transferee agrees in writing to be bound by all of the provisions of this Agreement. Affiliate shall mean any person or entity, directly or indirectly controlling, controlled by or under common control with such person or entity.

2.2           Rule 144.  The shares of Shareholder Common Stock may be resold in the future (after two years) under Rule 144 (“Rule 144”) under the Securities Act of 1933 (the “Securities Act”), subject to compliance with all of the provisions of such Rule and the terms herein. Rule 144 provides that securities may be resold after a one-year holding period from the date of payment subject to compliance with such Rule. Among other things, an order to sell the securities may only be placed after Form 144 has been mailed to the Securities and Exchange Commission (the “Commission”), the securities must be sold to or through a broker-dealer, the volume limitations must be met (i.e., the greater of 1% of the outstanding shares or the average weekly trading volume for the four weeks preceding the filing of Form 144) and there can be no solicitation of any buy orders.

2.3      Registration Rights.

(a)       Piggyback Registration.

(i) Each time that the Company proposes to register any of its Common Stock under the Securities Act, in connection with a proposed offer and sale of its Common Stock, either for its own account or on behalf of any other security holder (“Proposed Registration”), other than pursuant to a registration statement on Form S-4, Form S-8 or any similar forms, the Company shall promptly give written notice of such Proposed Registration to each of the Shareholders, and shall offer to the Shareholders the right to request inclusion of the Shareholder Common Stock, issued pursuant to the terms of the Agreement, in the Proposed Registration.

(ii) The Shareholders shall have 30 days from the receipt of such notice to deliver to the Company a written request specifying the number of shares of Shareholder Common Stock that such Shareholder intends to sell in the Proposed Registration, as well as information on Shareholder’s intended method of disposition.

(iii) If the offering is to be an underwritten offering, and a Shareholder proposes to distribute its shares of Shareholder Common Stock through such underwritten offering, such Shareholder agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company. The Shareholders may withdraw their Shareholder Common Stock from such offering at any time until the day prior to the Effective Date by written notice to the Company and the managing underwriter.

Notwithstanding the foregoing, if the managing underwriter determines and advises the Company in writing that the inclusion of the Shareholder Common Stock in the underwritten public offering would interfere with the successful marketing of such securities, the managing underwriter may exclude the Shareholder Common Stock, on a pro rata basis, from the Proposed Registration.

(b)           Preparation and Filing. If and whenever the Company is under an obligation pursuant to this Agreement to use its best efforts to affect the registration of any shares of its Common Stock, the Company shall, as expeditiously as practicable:

(i) prepare and file with the Commission a registration statement for such securities, and use its best efforts to cause such registration statement to become and remain effective; and

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (A) the sale of all Common Stock covered thereby or (B) three months after the Effective Date of the registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such registration statement.

SECTION 3.        REPRESENTATIONS AND WARRANTIES.

3.1           BAT’s Representations and Warranties. BAT hereby represents and warrants to the Company, all of which representations and warranties are true, complete, and correct in all respects as of the Effective Date and will be as of the Closing Date, as follows:

(a)           Organization and Qualification. BAT is a limited liability company duly formed, validly existing and in good standing under the laws of Nevada. BAT has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except for those jurisdictions in which the adverse effects of all such failures by BAT to be qualified, licensed or admitted and in good standing does not have a material adverse effect on the condition of BAT. The copies of the certificate of formation and operating agreement of BAT, which have been (or will be, at least two days before the expiration of the due diligence review period discussed in Section 1.2 above) delivered to the Company, are complete and correct and are in full force and effect at the Effective Date.

(b)           Authorization, No Restrictions, Consents or Approvals. BAT has full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by BAT and constitutes the legal, valid, binding and enforceable obligation of BAT and is enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to creditors rights and to general principles of equity. The execution and delivery of this Agreement and the consummation by BAT of the transactions contemplated herein, do not and will not on the Closing Date (i) conflict with or violate any of the terms of the certificate of formation and operating agreement of BAT or any applicable law relating to BAT, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which BAT is bound or to which any property of BAT is subject, or constitute a default thereunder, (other than such conflicts, violations or breaches (A) which do not adversely affect the validity or enforceability of this Agreement or  have a material adverse effect on the condition of BAT or (B) as would occur solely as a result of the identity or the legal or regulatory status of Company); (iii) result in the creation or imposition of any lien on any of the assets of BAT, (iv) constitute an event permitting termination of any agreement or instrument to which BAT is a party or by which any property or asset of BAT is bound or affected, pursuant to the terms of such agreement or instrument, or (v) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which BAT is a party or by which BAT may be bound, or result in the violation by BAT of any laws to which it may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by BAT of this Agreement or the performance by BAT of its obligations hereunder except (A) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of the Shareholders and BAT to consummate the exchange contemplated hereinor to perform their respective obligations hereunder, or to have a material adverse effect on the condition of BAT or (B) those as would be required solely as a result of the identity or the legal or regulatory status of Company.

(c)           Capitalization.  As of the Effective Date, BAT had 2,000 issued and outstanding shares of BAT Stock.

(d)           Brokers’ Fees. BAT has no liability or obligation to pay any fees or commissions to any broker, finder, or agent, other than Michael King, with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

(e)           Assets. BAT has good and marketable title to the material assets it holds (the “Assets”), free and clear of any lien, except for liens that neither individually nor in the aggregate could reasonably be expected to have a material adverse effect on the business or condition of BAT.  The Assets are not subject to any Contracts (as defined on Schedule 3.1(e)) other than those listed on Schedule 3.1 (e).

(f)           Intellectual Property. BAT owns or possesses all right, title and interest (or holds valid licenses) to use, whether or not registered, all intellectual property listed on Schedule 3.1 (f) (the “Intellectual Property”).  Schedule 3.1 (f) includes all United States, state and foreign registrations or applications for registration thereof and all agreements relating thereto. All actions reasonably necessary to maintain the registered Intellectual Property have been taken by BAT. BAT is not required to pay any royalty, license fee or similar compensation in connection with the current or prior conduct of its business. The use by BAT of any of the Intellectual Property does not violate the proprietary rights of any other person and no claims have been asserted by any person with respect to the use of the Intellectual Property by BAT. No person is infringing upon the Intellectual Property. BAT has taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property.  The value of the Intellectual Property is directly and inseparably linked with intellectual property held by UTEC, Inc., a Nevada corporation ("UTEC").  The Assets include the Intellectual Property.

(g)           Disclosure. No statement, representation or warranty by BAT in this Agreement, including the Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations or warranties not misleading.

(h)           Tax Matters.

(i)  BAT has filed all tax returns that it was required to file.  To the knowledge of the Shareholders, all such tax returns were materially correct and complete in all respects.  To the knowledge of the Shareholders, all taxes owed by BAT have been paid.  BAT currently is not the beneficiary of any extension of time within which to file any tax return.  No claim has ever been made by an authority in a jurisdiction where BAT does not file tax returns that it is or may be subject to taxation by that jurisdiction.

(ii)  To the knowledge of the Shareholders, BAT has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party.

(i)                          Litigation.  Schedule 3.1 (i) sets forth information regarding any material litigation matters.  Other than as indicated in Schedule 3.1 (i), the Shareholders have no knowledge that any action, suit, proceeding, hearing, or investigation may be brought or threatened against BAT.

(j)           Employees.  To the knowledge of BAT no executive, key employee, or group of employees has any plans to terminate employment. BAT is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes.  BAT has not committed any unfair labor practice.

  (k)           Environment, Health, and Safety.  BAT has complied with all Environmental, Health, and Safety Laws, excepts for such failures to comply which would not have a material adverse effect, individually or in the aggregate, on the condition of BAT, and to the knowledge of the Shareholders no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

 (l)           Liabilities.                                All liabilities of BAT that would be required to be disclosed on a financial statement prepared in accordance with generally acceptable accounting principles are listed on Schedule 3.1(l).

3.2                 The Shareholders’ Representations and Warranties.  Each of the Shareholders represents and warrants, jointly and severally, to the Company, all of which representations and warranties are true, complete, and correct in all respects as of the Effective Date and will be as of the Closing Date, as follows:

(a)               Authorization of Transaction.  Each Shareholder has full power and authority to execute and deliver this Agreement and to perform the obligations of such Shareholder hereunder.  This Agreement constitutes the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions.  The Shareholders, as solely pertaining to their status as shareholders of BAT, need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

 (b)               Title. The Shareholders hold of record and own beneficially the BAT Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  No Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of the BAT Stock.

(c)               Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which a Shareholder is subject, or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which a Shareholder is a party or by which a Shareholder is bound or to which any of the assets of a Shareholder is subject.

(d)                Brokers’ Fees.  No Shareholder has any liability or obligation to pay any fees or commissions to any broker, finder, or agent, other than Michael King, with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                            (e)               Investment.  Each Shareholder:

                                          (i)  understands that the Shareholder Common Stock has not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering;

                                         (ii)  that there shall be imprinted on the face of each certificate representing the Shareholder Common Stock the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF THE ISSUER’S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT  REQUIRED UNDER THE ACT.”

                                         (iii) acknowledges that the Shareholder Common Stock will be restricted from trading for a period of two (2) years from the Effective Date, which restriction may be reduced in length at the sole discretion of the Board of Directors of the Company;

                                         (iv)  understands the provisions of Rule 144 permit limited resale of securities purchased in a private transaction, subject to the satisfaction of certain conditions as set forth in the Rule;

                                         (v)  is acquiring the Shareholder Common Stock solely for the account of such Shareholder for investment purposes, and not with a view to the distribution thereof;

                                         (vi)  is a sophisticated investor with knowledge and experience in business and financial matters;

                                         (vii)  has received information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in acquiring and holding the Common Stock; and

                                         (viii)  is able to bear the economic risk and lack of liquidity inherent in holding the Common Stock.

3.3           Company’s Representations and Warranties. The Company hereby represents and warrants to the Shareholders, all of which representations and warranties are true, complete, and correct in all respects as of the Effective Date and will be as of the Closing Date, as follows:

(a)           Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada. The Company has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except in any case where a failure so to qualify would not have a material adverse effect on the Company. The copies of the articles of incorporation, certificate of designation and bylaws of the Company, which have been delivered to the Shareholders, are complete and correct and are in full force and effect at the Effective Date.

(b)           Authorization; No Restrictions, Consents or Approvals. The Company has full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations hereunder has been duly taken. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms.

(c)           Disclosure. No statement by the Company in the documents described in the receipt attached hereto, contains any untrue statement of a material fact, or omits to state any material fact, necessary to make such statements, in the light of the circumstances under which they were made, not misleading. The Company knows of no material fact which specifically applies to the Company and (so far as the Company can reasonably foresee) materially threatens the Company or its business, which has not been disclosed in such documents, or disclosed to the Shareholders.

(d)           No Broker. Other than Michael King, the Company has used no broker, and knows of no broker, which may have a claim against BAT or any Shareholder for brokerage of this transaction.

(e)           Intellectual Property. The Company hereby recognizes and accepts that the value of the Intellectual Property is directly and inseparably linked with intellectual property held by UTEC and the Company shall use reasonable efforts to acquire such intellectual property, within a reasonable amount of time, through the initiation and completion of a registered exchange offering with the shareholders of UTEC.

SECTION 4.                                CAPITAL RAISE.

4.1           Finance Services. The Company hereby agrees to use its best efforts to introduce potential investors (each, an “Investor”) to BAT and assist in the negotiation of the terms of any resulting investment.  The Company hereby acknowledges that BAT seeks financing of Five Million Dollars ($5,000,000).

4.2           Best Efforts.  The Company undertakes to use its best efforts to find funding sources for BAT.  The Company shall also assist in bridging the gap, if any, in operating cash required by BAT in the event such required capital has not been raised from Investors.  Such assistance by the Company shall be in any reasonable form as related to or required by the source from which, and the process by which, such bridge financing is acquired, including assisting in gaining approval for the borrowing of such funds.  Notwithstanding the above, any such action taken by the Company shall require the approval of the Board of Directors of the Company, such approval may be withheld for any reason.

SECTION 5.                                COVENANTS PRIOR TO CLOSING.

5.1           Conduct of Business. BAT and the Shareholders covenant that, except as otherwise consented to in writing by the Company, from and after the Effective Date until the Closing or the earlier termination of this Agreement, BAT (i) will use reasonable efforts consistent with past practice to preserve the Assets, (ii) shall not enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the Assets other than Contracts in the ordinary course of business; (iii) shall not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or permit any lien to be placed upon the Assets other than  in the ordinary course of business; (iv) will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees; and (v) will pay all salary and bonuses due to its employees as of Closing.

5.2           Takeover Statutes; Inconsistent Actions.  If any “fair price,” “moratorium,” “control share,” “business combination,” “stockholder protection” or similar or other anti-takeover statute or regulation enacted under any state or federal law shall become applicable to the transaction, the Company shall grant such approvals and take all such actions as are within its authority so that the Closing may occur as promptly as practicable on the terms contemplated hereby and otherwise use its best efforts to eliminate the effects of such statute or regulation on the transaction.

SECTION 6.        CLOSING.

6.1           Conditions to the Company’s Obligations. The obligations of the Company under this Agreement, (including, without limitation, the obligation to consummate and affect the exchange of shares), shall be subject to satisfaction of the following conditions, unless waived by the Company:

(a)           BAT and the Shareholders shall have performed, in all material respects, all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)            All representations and warranties of BAT and the Shareholders made herein shall have been true and correct in all material respects when made (or will have been made true and correct by the Closing Date), shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such Closing Date.

(c)           There shall not have occurred any material adverse change with respect to the Assets.

(d)           The Shareholders shall have executed and delivered to the Company all documents necessary to transfer the BAT Stock to the Company, as contemplated by this Agreement.

(e)           The Company shall have reasonably completed its due diligence review.

6.2           Conditions to BAT’s and the Shareholders’ Obligations. The obligations of BAT and the Shareholders under this Agreement, (including, without limitation, the obligation to consummate and effect the equity exchange) shall be subject to satisfaction of the following conditions, unless waived by BAT and the Shareholders:

(a)            The Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing Date.

(b)           All of the representations and warranties of the Company herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of, and with reference to such Closing Date.

(c)           The Company shall have executed and delivered to the Shareholders all documents necessary to transfer the Shareholder Common Stock to the Shareholders, as contemplated by this Agreement.

(d)           BAT and the Shareholders have reasonably completed their due diligence review.

6.3           Closing Documents.

(a)           At the Closing, BAT or a Shareholder shall deliver to the Company, in form and substance reasonably satisfactory to the Company, all consents required under the Contracts.  Furthermore, BAT or a Shareholder shall deliver all documents necessary to (i) effect or evidence the sale, conveyance, assignment and transfer to the Company of the BAT Stock, as contemplated hereby, (ii) place the Company in full possession and enjoyment of the BAT Stock, as contemplated hereby and (iii) govern and document all other rights and obligations of the Parties contemplated herein.  The items listed in this Section 6.3(a) shall include the following:

(A)           A certificate evidencing the BAT Stock registered in the name of the Company.

(B)           Copies of BAT’s operating agreement and resolutions adopted by its Board of Directors, authorizing the execution and delivery of, and performance of the obligations under, this Agreement.

(C)           A certified copy of BAT’s certificate of formation, including amendments, if any, together with a certificate of good standing issued by the Secretary of State of Nevada and dated not more than 20 business days prior to the Closing Date.

(D)           The Escrow Agreement.

(E)           The Voting Agreement.

(b)           At the Closing, the Company shall deliver to the Shareholders, in form and substance reasonably satisfactory to the Shareholders, all appropriate documents to (i) effect or evidence the sale, conveyance, assignment and transfer to the Shareholders of the Shareholder Common Stock, as contemplated hereby, (ii) necessary to place the Shareholders in full possession and enjoyment of the Shareholder Common Stock, as contemplated hereby and (iii) govern and document all other rights and obligations of the Parties contemplated herein.  The items listed in this Section 6.3(b) shall include the following:

(A)           Certificates evidencing the Shareholder Common Stock registered in the name of the Shareholders.

(B)           The Escrow Agreement.

(C)           The Voting Agreement.

SECTION 7.                                POST-CLOSING CONVENANTS.

7.1           Autonomy. For a period of two (2) years from the Closing Date, the Company shall maintain BAT as a separate entity, to the extent BAT remains a financially viable going concern.

7.2           Employment. The Company, through its ownership of BAT, will cause BAT to enter into an employment contract with Fortunato Villamagna for the management of BAT in the form of Exhibit A.

7.3           Indemnity for Taxes.  From and after the Closing Date, the Shareholders agree to indemnify and hold harmless the Company against Taxes imposed on BAT with respect to taxable years or periods ending on or before the Closing Date.  Payment of such indemnity shall be in accordance with an escrow agreement to be reasonably agreed to by the Parties.  The Company shall indemnify and hold harmless the Shareholders from and against any Taxes imposed on BAT or the Company in respect of any taxable year or period that begins after the Closing Date.

7.4.                      Apportionment of Taxes.  (a) In order to apportion appropriately any Taxes relating to any taxable year or period that begins prior to Closing Date and ends after the Closing Date, the Parties shall, to the extent permitted under applicable law, elect with the relevant Taxing authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of BAT, and such period shall be treated as a short taxable year for purposes of this Section 7.4.

(b)            In any case where applicable law does not permit BAT to treat the Closing Date as the last day of the taxable year or period of BAT, with respect to Taxes that are payable with respect to such period, the portion of any such Tax that is allocable to the portion of such period ending on the Closing Date shall be:

(i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) deemed equal to the amount which would be payable if the taxable year or period ended on  the Closing Date  (except that, solely for purposes of determining the marginal Tax rate applicable to income or receipts during such period in a jurisdiction in which such Tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account, if appropriate, for an equitable sharing of such Taxes); and

(ii) in the case of Taxes not described in subparagraph (i) above that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the relevant period ending on the Closing Date  and the denominator of which is the number of calendar days in the entire relevant period.

7.5.           Contests.  (a) After the Closing Date, the Company shall, and prior to the Closing Date, BAT shall, promptly notify the other Party in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving the other Party  which, if determined adversely to the taxpayer, would be grounds for indemnification under this Section 7; provided, however, that a failure to give such notice will not affect the Shareholders’ or the Company’s right, as the case may be, to indemnification hereunder, except to the extent, if any, that, but for such failure, the other Party could have avoided or contested the Tax liability in question.

(b)           In the case of an audit or administrative or judicial proceeding that relates to any period ended on or before the Closing Date, provided that within 30 days after the Shareholders receive the written notice from Company, and prior to taking any action with respect to such audit or administrative or judicial proceeding, the Shareholders acknowledges in writing the Shareholders’ liability under Section7.3(a) of this Agreement to hold the Company harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to such period, except to the extent provided otherwise in Section 7.5(c) below, The Shareholders shall have the right at the Shareholders’ own expense to control the conduct of such audit or proceeding.  The Company also may participate in any such audit or proceeding at the Company’s expense and, if the Shareholders do not assume the defense of any such audit or proceeding, the Company  may, without any effect to the Company’s right to indemnification under this Section 7, defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days’ prior written notice to the Shareholders setting forth the terms and conditions of such  settlement.

(c)           With respect to a proposed adjustment for which both the Shareholders (as evidenced by the Shareholders’ acknowledgment under this Section 7.5) and the Company could be liable, or which involves an adjustment to a period ended on or before the Closing Date or a change of accounting method or other issue that recurs for any post Closing  period (whether or not the subject of an audit or proceeding at such time), (i) each Party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that Party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods.  The principle set forth in the preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in situations in which separate issues are otherwise controlled hereunder by the Company and the Shareholders.

SECTION 8.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

8.1           Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of the Company, BAT and the Shareholders set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing for a period of eighteen (18) months (the “Cut-off Date”) after which time there shall be no liability in respect thereof on the part of either Party or the Parties’ officers, directors, employees, agents and Affiliates.

8.2           No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each Party that the Company, the Shareholders and BAT are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in Section 3.  In particular, the Company, the Shareholders and BAT make no representation or warranty with respect to any financial projection or forecast relating to the condition of the Company or BAT.  With respect to any projection or forecast delivered by or on behalf of the Company, BAT or the Shareholders, it is hereby acknowledged that (a) there are uncertainties inherent in attempting to make such projections and forecasts, (b) the Parties are familiar with such uncertainties, (c) the Parties are  taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts and (d) their shall be no claim against any Party with respect thereto.  None of the Company, BAT or the Shareholders are aware of any facts or circumstances that would serve as a basis for a claim based upon a breach of any representation and warranty contained in this Agreement, or breach of any covenant or agreements to be performed at or prior to Closing.  A Party shall be deemed to have waived in full any breach of any of  Shareholders’ representations, warranties, covenants and agreement of which such Party has such awareness at the Closing.

8.3           Indemnification by the Shareholders. In addition to and not in limitation of any Shareholders’ indemnification obligations set forth elsewhere in this Agreement (but subject to the Cut-off Date), the Shareholders jointly shall, defend, indemnify, and hold harmless the Company and its affiliates and its respective officers, directors, shareholders, agents and employees (individually, a “Company Indemnitee” and collectively the “Company Indemnitees”), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees), whether or not resulting from third party claims (collectively, “Losses”), suffered by a Company Indemnitee, which arise out of or result from:

(a)           any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by BAT or the Shareholders in this Agreement or in any document, certificate or affidavit delivered by BAT or the Shareholders pursuant to the provisions of this Agreement;

(b)           any obligation, liability, debt or commitment of BAT which is required to be disclosed herein but which is not disclosed, whether or not paid by the Company; and

(c)           any other matter related to the use or ownership of the Assets prior to the Closing (including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the Company Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability).

8.4           Indemnification by the Company. The Company shall defend, indemnify and hold harmless, the Shareholders and their affiliates, agents, employees, heirs, successors and assigns (the “Shareholder Indemnitees”) from and against any and all Losses, suffered by the Shareholder Indemnitees, which arise out of or result from:

(a)            any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any document, certificate or affidavit delivered by the Company pursuant to the provisions of this Agreement; or

(b)           any other matter related to the use or ownership of the Assets subsequent to the Closing (including, but not limited to, all acts, omissions and conditions occurring after the Closing).

8.5           Indemnification Payments. The indemnity payments, whether by the Company or a Shareholder, to be made under this Agreement, shall initially be made in immediately available funds, if any, and then through the return of the Shareholder Common Stock or BAT Stock, as applicable, by the indemnifying party.  The indemnifying Party is not required to use any other source as a means of making any indemnity payments, but must account for any Shareholder Common Stock or BAT Stock such Party has sold or transferred.

8.6            Procedure for Third Party Claims.

(a)          Notice to the indemnifying Party shall be given promptly after receipt by a Shareholder Indemnitee or a Company Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnified party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. If the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

(b)          For actions where the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall pay the reasonable attorneys’ fees and expenses of the party seeking indemnification to the extent that such fees and expenses relate to claims as to which indemnification is payable under Sections 8.2 or 8.3, as such expenses are incurred.

(c)          Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

(d)          No indemnified party shall have the right to settle any action brought against it without the consent of the indemnifying party. The indemnifying party shall have the right to settle any action brought against an indemnified party as long as the indemnified party has been delivered a complete release as a condition of the settlement.

8.7           Remedies Cumulative. The remedies provided for herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party.

8.8           Successors. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to the Parties hereto, shall not affect in any manner the obligations of the Parties pursuant to this Section 8 or any other term or provision of this Agreement, and the parties covenant and agree to make adequate provision for their liabilities and obligations hereunder in the event of any such transaction.

SECTION 9.        GENERAL PROVISIONS.

9.1           Documentary Taxes. A party is responsible for payment of documentary or other taxes, arising from the issuance of any capital stock by such party.

9.2           No Third Party Beneficiaries. Nothing in this Agreement shall it be construed, to confer any rights or benefits upon any person (including, but not limited to, any employee or former employee of BAT) other than the parties hereto, and solely to the extent provided in Section 8, the Shareholder Indemnitees and the Company Indemnitees, and no other person, shall have any rights or remedies hereunder.

9.3           Specific Performance. All of the parties acknowledges and agrees that the other parties could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, it is hereby agreed that a Party may be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law or posting any bond or other security, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such claim for specific performance shall be brought and determined in the appropriate federal or state court, in the State of New York and in no other forum. The parties hereby irrevocably submit to the jurisdiction of any such New York state court or federal court in New York, New York, in connection with such claim for a specific performance.

9.4           Severability. If any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

9.5           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

9.6           Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors, heirs and permitted assigns.

9.7           Notices. Any notice, report, demand, waiver, consent or other communication given by a Party under this Agreement shall be in writing, may be given by a Party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

Notice to the Shareholders:

____________________________

With a copy to:
Santoro, Driggs, Walch, Kearney, Holley & Thompson

400 South Fourth Street

Las Vegas, Nevada 89101

Facsimile:                                (702) 791-1912

Attention:                                Michael E. Kearney, Esq.

Notice to the Company shall be sufficient if given to:

Tree Top Industries, Inc.
511 Sixth Avenue
Suite 800
New York, New York 10011
Attention:  David Reichman

With a copy to:
Nannarone & McMurdo, LLP
501 Madison Avenue, Suite 501
New York, NY 10022
Facsimile:  (646) 390-7090
Attention:  Matthew McMurdo, Esq.

9.8           Oral Evidence. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

9.9           Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to choice of law considerations.

9.10           Public Announcements.  At all times at or before the Closing, the Shareholders, BAT and the Company will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld.  If either Party is unable to obtain the approval of its public report, statement or release from the other Party and such report, statement or release is, in the opinion of legal counsel to such Party, required by Law in order to discharge such Party’s disclosure obligations, then such Party may make or issue the legally required report, statement or release and promptly furnish the other Party with a copy thereof.

9.11           Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York, New York (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

9.12 Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Shareholders.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under seal as of the date first above written.

Tree Top Industries, Inc.

-----------------------------------
By:

BioEnergy Applied Technologies, LLC.

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By:

SHAREHOLDERS

BioEnergy System Management, LLC

_________________________________
By:  Dr Fortunato Villamagna, President

Wimase Limited

_________________________________
By:  David P. Taylor, President

Energetic Systems Inc., LLC

_________________________________
By:  David P. Taylor, Managing Member

SCHEDULE 3.1(e)
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CONTRACTS RELATED TO THE ASSETS OF BAT
-----------------------------

“Contracts” means all contracts, agreements and other arrangements whether written or oral, to which BAT is a party as to which the breach, non-performance, failure to renew, or cancellation could have a material adverse effect on the Assets.

SCHEDULE 3.1(f)
---------------

INTELLECTUAL PROPERTY OF BAT
-----------------------------------------

SCHEDULE 3.1(i)
---------------

LITIGATION OF BAT
--------------------------------------------------

SCHEDULE 3.1(l)
----------------

LIABILITIES OF BAT